                                                                   Exhibit 10.23

BANK AUDI
[LOGO] CALIFORNIA

                                PROMISS0RY NOTE

($500,000.00)                                                  November 23, 1994


      FOR VALUE RECEIVED,

      Health Science Properties, Inc., a Maryland Corporation (hereinafter called the "Borrower") promises to pay to the order of Bank Audi (California), a California State chartered bank (hereinafter called the "Bank"), at the Bank's office located at 444 South Flower Street, 14th Floor, Los Angeles, California 90071, or at such other place as the Bank may from time to time designate in writing, in lawful money of the United States of America, the lesser of, (i) the principal sum of FIVE HUNDRED THOUSAND AND NO/100 Dollars ($500,000.00), or (ii) the aggregate unpaid principal amount of all advances made pursuant to the Agreement (as defined below) on or before November 1, 1997. Interest shall be payable from the date hereof on the principal amount remaining unpaid from time to time at the fluctuating rate per annum equal to ONE AND ONE HALF OF ONE percent (1.5%) above the rate announced by the Bank from time to time as its prime rate (hereinafter called "Applicable Rate"). Such interest shall be payable monthly in arrears on the first banking day of each month during the time this Note is outstanding and on the date of payment of this Note.

      Interest on this Note shall accrue during the course of the month and shall be calculated on the basis of actual days elapsed in a year of 360 days.

      If this Note is collected by suit through probate or bankruptcy court, or any other judicial proceedings, or if this Note is not paid at maturity, however such maturity may be brought about, and is placed in the hands of an attorney for collection, then the Borrower promises to pay all reasonable fees and costs incurred in connection with such collection.

      This Note is being issued pursuant to and in full accordance with, and is entitled to the benefits and subject to the provisions of the Agreement between the Bank and the Borrower dated the 23rd day of November, 1994 (the "Agreement"), and implementing and supplementing agreements, as the same may be amended, modified or supplemented from time to time. Reference is hereby made to the Agreement for the description of the provisions, among others with respect to the rights, duties and obligations of the Borrower and the rights and remedies of the Bank.

BANK AUDI
[LOGO] CALIFORNIA

      This Note is secured by a UCC-1 and security interest in Borrower's HVAC System located at 10933 N. Torrey Pines Road, La Jolla, California as evidenced by a security agreement of even date herewith.

I. Upon the occurrence of any of the events set out below, the Bank at its sole discretion may by notice in writing to the Borrower demand immediate repayment of all amounts outstanding under the Loan plus accrued interest and any fees and expenses provided for hereunder and the Loan shall there upon terminate, that is to say:

      a) If the Borrower fails to pay any sum due from it hereunder on the due date and fails to pay the same within fourteen days thereafter, or

      b) If any representation or warranty made by the Borrower under or in connection with this Agreement proves to have been incorrect in any material respect when made, or

      c) If the Borrower fails to perform or observe in any material respect any other term, covenant or Agreement hereunder on its part to be performed or observed and any such failure remains unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Bank, or

      d) If any Borrowed money (which expression shall include any obligation or liability under guarantee, indemnity, bond or instrument of suretyship and all liabilities in respect of all acceptance bills, notes, bonds and discounted instruments) of the Borrower in a principal amount in excess of $500,000.00 is not paid when due or within 14 days of becoming due or if the Borrower commits any material breach of or makes a material default in the observance of any term, condition, undertaking or covenant contained in any Agreement present or future for Borrowed money such that any party thereto has to declare or otherwise causes any money payable thereunder to become due prior to its stated maturity or to call for payment of the deposit of cash or security thereunder, and within any grace period permitted by the relevant Agreement, such breach or default is not remedied (if capable of remedy) or is not waived in writing by the said party, or

      e) If any judgment or order for the payment of money in an amount which materially affects the Borrower's financial condition or ability to meet its obligations hereunder in the normal course shall be rendered against the Borrower, or

BANK AUDI
[LOGO] CALIFORNIA

       f) If control of the Borrower is acquired by any person or company or group of connected persons not having control of it at the date hereof, where "control" means the power of any person or company or group of connected persons to control the composition of the Board of Directors or otherwise secure by any way that its affairs are conducted in accordance with the wishes of that person or company or group of connected persons.

II. Upon the occurrence of any of the events set out below the Loan shall terminate forthwith automatically and the Borrower shall forthwith without any further notice or demand pay to the Bank all amounts outstanding under the Loan plus accrued interest and any fees and expenses provided for hereunder, that is to say:

       a) If a petition is presented or an order made or a resolution passed for
                                     --
winding-up the Borrower or if a notice is issued convening a meeting for the purpose of passing any such resolution or if the Borrower ceases to carry on its business or any substantial part thereof in the normal course or becomes unable to pay its debts as and when they fall due or stops payment or,

       b) If an encumbrancer shall take possession or a receiver, trustee or similar officer shall be appointed of the whole or any part of the undertaking, property or assets of the Borrower, or

       c) If a notice is issued convening a meeting of or the Borrower enters into any Agreement with its creditors or agrees or declares a moratorium in respect of any of its debts or interests.

III. The Borrower shall immediately notify the Lender in writing of the occurrence of any event specified in sub-clauses I or II above and of the occurrence of any event which with the lapse of time will or may constitute such an event.

       After default or maturity, or if any payment is overdue more than five
(5) business daysf an additional charge will be due by Borrower. Principal and past-due interest shall bear interest at the Applicable Rate plus FIVE PERCENT (5%) per annum.

       The Borrower shall have the right, at any time or from time to time, without penalty or premium, to prepay all or part of the unpaid principal amount of the advances outstanding under this Note. The Borrower hereby waives presentment, protest, demand of payment and notice of non-payment or protest on this Note.

BANK AUDI
[LOGO] CALIFORNIA

      This Note shall be governed by and construed in accordance with the laws of the State of California.

      IN WITNESS WHEREOF, the Borrower has signed this Note as of the 23rd day of November, 1994.


                                        Borrower

                                        Health Science Properties, Inc.,
                                        a Maryland Corporation

                                    By: /s/ Joel Marcus
                                        ----------------------------------
                                        Joel Marcus, Vice Chairman